UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                November 1, 2005
Date of Report (Date of earliest event reported) _____________________________

China Media1 Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-50193	46-0498798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2020 Main Street, Suite 500, Irvine CA      92614

                                                       (Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code: (949) 757-0890

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

(a)	See Item 3.02 below.

(b)
Amended and Restated Operating Agreement. China Media1 Corp., or China Media1, has amended and restated an operating agreement by and among China Media 1, Chuangrun Media Company Limited, or HK Chuangrun, and Guangzhou Chuangrun Advertising Co. Ltd., or GZ Chuangrun. Both HK Chuangrun and GZ Chuangrun are owned by China Media1’s Chief Executive Officer, Mr. Cai Hanxiong.

Under the terms of the amended and restated operating agreement, HK Chuangrun has assigned and transferred to China Medial all revenues generated from the operations relating to the agreements between HK Chuangrun and the Guangzhou New Baiyun Airport for 100 indoor advertising signage locations and 50 Outdoor advertising signage locations. Further, China Media1 has agreed to pay from such revenues assigned to China Media1 all of the operating expenses of HK Chaungrun incurred relating to the agreements with the Guangzhou New Baiyun Airport for 100 Indoor advertising signage locations and 50 Outdoor advertising signage locations, including, but not limited to, trade accounts payable, real property lease obligations, employee lease obligations, and taxes. In addition, GZ Chuangrun has assigned and transferred to China Media1 all revenues generated from the operations relating to the agreement between GZ Chuangrun and the Guangzhou MTR for 12 station pillar wrap advertising locations. China Media1 has agreed to pay from such revenues assigned to China Media1 all of the operating expenses of GZ Chaungrun incurred relating to the Guangzhou MTR 12 station pillary wrap agreement, including, but not limited to, trade accounts payable, real property lease obligations, employee lease obligations, and taxes.

Under the terms of the amended and restated operating agreement, GZ Chuangrun was appointed as China Media1’s exclusive agent for all of HK Chuangrun projects and the Guangzhou MTR project. GZ Chuangrun and HK Chuangrun agreed to form a joint venture in Guangzhou to facilitate management of the projects after China Media has received funding. China Media1 agreed to pay management fees to GZ Chuangrun of U.S. $1,500,000 for 2005, U.S. $2,000,000 for 2006, and U.S. $3,000,000 for each year thereafter, as compensation for GZ Chuangrun acting as agent. The management fees include all daily operating expenses, but do not include project deposits and upfront fees.

The operating agreement was amended and restated on October 10, 2005 and made retroactively effective to January 1, 2005.

Item 1.02	Termination of a Material Definitive Agreement.

Not applicable.

Item 1.03	Bankruptcy or Receivership.

Not applicable.

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

Not applicable.

Item 2.02	Results of Operations and Financial Condition.

Not applicable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Not applicable.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Not applicable.

Item 2.05	Costs Associated with Exit or Disposal Activities.

Not applicable.

Item 2.06	Material Impairments.

Not applicable.

Section 3 - Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

Not applicable.

Item 3.02	Unregistered Sales of Equity Securities.

Note and Warrant Private Placement. On November 1, 2005, China Media1 Corp. issued $874,500 of principal amount of convertible promissory notes and warrants to purchase shares of China Media1’s common stock. The aggregate gross proceeds from the sale of the notes and warrants were $874,500. The convertible notes are due on May 1, 2007 and bear interest at the prime rate plus four percent (4%). The notes are initially convertible into China Media1 common shares at a conversion price of $0.35 per share. After the occurrence of an event of default under the notes, the conversion price shall be adjusted to eighty percent (80%) of the volume weighted average price of China Media1 common shares for the five trading days prior to a conversion date.

Commencing on the seventh month of the notes, China Media must make a payment of one-twelfth (1/12th) of the principal amount of each note, either in cash or by conversion of such amount into China Media1 common shares. If, on the payment date, the market price for China Media1’s common shares are below $0.70 per share, China Media1 may make this payment either in cash at 110% of the amount of the payment or in China Media1 common shares at a conversion rate equal to the lesser of $0.35 per share or eighty percent (80%) of the volume weighted average price of China Media1 common shares for the five trading days prior to a conversion date, subject to certain limitations. However, if, on the payment date, the market price for China Media1’s common shares are equal to or greater than $0.70 per share, then China Media1 must make this payment in China Media1 common shares at a conversion price of $0.35 per share.

The notes were issued with “Class A” warrants to purchase up to 1,249,286 shares of China Media1 common stock at an exercise price of $0.55 per share and “Class B” warrants to purchase up to 1,249,286 shares of China Media1 common stock at an exercise price of $0.70 per share.

China Media1 agreed to register the secondary offering and resale of the shares issuable upon conversion of the notes, the shares issuable upon exercise of the Class A warrants, and the shares issuable upon exercise of the Series B Warrants within 45 days of the closing of the private placement of the notes and the warrants.

China Media1 relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of the notes and the warrants.

In connection with the offer and sale of the notes and the warrants, China Media1 engaged Westcap Securities, Inc., an NASD licensed broker-dealer, as its placement agent. Westcap will receive a six percent (6%) cash commission on the sale of the notes, a four percent (4%) restricted stock commission on the sale of the notes, a five percent (5%) cash commission on any cash proceeds received by China Media1 on the exercise of any Class A or Class B warrants, Class A Warrants to purchase up to 49,971 shares of China Media1 common stock, and Class B Warrants to purchase up to 49,971 shares of China Media1 common stock.

Item 3.03	Material Modification to Rights of Security Holders.

Not applicable.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Not applicable.

Section 5 - Corporate Governance and Management

Item 5.01	Changes in Control of Registrant.

Not applicable.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Not applicable.

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Not applicable.

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not applicable.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not applicable.

Section 6 - [Reserved]

Not applicable.

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosure.

Not applicable.

Section 8 - Other Events

Item 8.01	Other Events.

Not applicable.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Operating Agreement

10.2	Subscription Agreement

10.3	Form of Note

10.4	Form of Class A Warrant

10.5	Form of Class B Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDIA1 CORP. (Registrant)

Date: November 7, 2005	By:	/s/ Ernest Cheung
Ernest Cheung
Secretary